SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for the Use of the Commission Only (as permitted by
       Rule 14a-6(e) (2)

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              VRB Bancorp
             (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No Fee Required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6 (i) (4)
       and 0-11.

       1)  Title of each class of securities to which transaction applies:

       2)  Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the fileing fee is calculated and state how it is determined):

       4)  Proposed maximum aggregate value of transaction:

       5)  Total fee paid:

[   ]  Fee paid previously with preliminary materials
[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

       2)  Form, Schedule or Registration No.:

       3)  Filing Party:

       4)  Date Filed:

                               VRB BANCORP
                             110 Pine Street
                        Rogue River, Oregon 97537

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD APRIL 30, 1997

To the Shareholders of VRB Bancorp:

     Notice is hereby given that the Annual Meeting of Shareholders of VRB Bancorp ("Bancorp") will be held at the Rogue Valley Country Club located at 2660 Hillcrest Road, Medford, Oregon, on Wednesday, April 30, 1997, at 2:00 PM for the following purposes:

    	1. To consider and act upon the election of nine (9) Directors of Bancorp.

    	2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    	Only shareholders of record at the close of business on record date, March 1, 1997 are entitled to vote at the Annual Meeting or any adjournments thereof.

    	Further information regarding voting rights and the business to be transacted at the Annual Meeting is given in the accompanying Proxy Statement. Your continued interest as a shareholder in the affairs of Bancorp, its growth and development, is genuinely appreciated by the officers and personnel who serve you.


March 8, 1997               				BY ORDER OF THE BOARD OF DIRECTORS



                           					Tom Anderson
                           					Executive Vice President
                           					Secretary


                         YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy and return it in the enclosed postage prepaid envelope. A shareholder who completes and returns the Proxy and subsequently attends the Annual Meeting may elect to vote in person, since a proxy may be revoked at any time before it is voted. Retention of the Proxy is not necessary for admission to the Annual Meeting.

                             VRB BANCORP
                           110 Pine Street
                      Rogue River, Oregon 97537

                          PROXY STATEMENT

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of VRB Bancorp ("Bancorp") of proxies to be used at the Annual Meeting of shareholders of Bancorp scheduled to be held April 30, 1997 (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about March 15, 1997. The 1996 Annual Report of Bancorp to its shareholders is being mailed to shareholders with this Proxy Statement.

                     BUSINESS OF THE MEETING

    	The only matter proposed to be considered by the shareholders at the Annual Meeting is the election of nine (9) Directors of Bancorp.

Election of Directors
    	Nominees

    	The following persons will be nominated to serve for terms expiring with the 1997 Annual Meeting of shareholders and until their successors have been elected and qualified. All nine nominees are presently serving as Directors of Bancorp.

                   					Name of Nominee

                   					James D. Coleman
                   					John O. Dunkin
                   					Michael Donovan
                   					April Sevcik
                   					Gary Lundberg
                   					Robert J. DeArmond
                   					Larry L. Parducci
                   					William A. Haden
                   					Tom Anderson

     It is the intention of the persons named in the Proxy to vote for the election of the nominees listed above. If any nominee is not available for election, the Proxy will be voted by the individuals named in the proxy for such substitute nominee as the Board of Directors may designate. Management has no reason to believe any nominee will be unavailable.

     Approval Required and Board of Directors' Recommendations

     Directors are elected by a plurality of votes cast. Shareholders are not entitled to accumulate votes for Directors. The Board of Directors recommends a vote "For" the election of all nominees.

    	Information Regarding Nominees

    	The following table shows as to each nominee for director, position held with Bancorp, age, year in which he/she first became a director of Bancorp (or it's subsidiary bank, Valley of the Rogue Bank, prior to Bancorp's formation), and principal occupation and business experience during the last five years.

                               Director of      Principal Occupation and last Five
Name and Position        Age   Bancorp Since    Years Business Experience

James D. Coleman          58      1987          Owner and President, Crater Lake Motors
Director

John O. Dunkin            58      1986          CEO, Grants Pass Moulding, Rogue Valley Sash &
Director                                        Door and Pacific Lumber

Michael Donovan           46      1997          Co-Owner Chateaulin Restaurant & Wine Shoppe
Director

April Sevcik              50      1997          Owner General Credit Service Inc.
Director

Gary Lundberg             58      1993          Retired, Funeral Home Owner
Director

Robert J. DeArmond        66      1990          Retired, Idaho Forest Industries Inc.
Director

Larry L. Parducci         66      1994          Owner/Operator, Holiday RV Park
Director

William A. Haden          48      1996          President & CEO, Valley of the Rogue Bank and
President, Director                             President & CEO, VRB Bancorp

Tom Anderson              46      1996          Executive Vice President & Secretary VRB Bancorp
Executive Vice President                        and Executive Vice President & Chief Operating
Director                                        Officer, Valley of the Rogue Bank


    	The Board of Directors of Bancorp has established the number of Directors at nine (9), as provided in the by-laws. All of the Directors of Bancorp also serve as Directors of Valley of the Rogue Bank.

    	During 1996, the sole business activity of Bancorp related to the operation of its wholly-owned subsidiary, Valley of the Rogue Bank. Bancorp held twelve regularly scheduled meetings and six special meetings during 1996. With the exception of Directors Lundberg, Sevcik and Donovan, all directors nominated attended at least 80 percent of the total number of meetings held. Directors Sevcik and Donovan were not members of the Board during 1996. Director Lundberg attended fewer than 75 percent of the meetings held.

    	Certain Committees of the Board of Directors

    	Bancorp does not have a Nominating committee. When the need arises the full Board serves as the nominating committee.

    	Bancorp does not maintain a standing Compensation committee. All compensation paid Directors and executive officers is paid by Bancorp's subsidiary bank, Valley of the Rogue Bank. The Bank maintains a standing Compensation committee which during 1996 consisted of directors John O. Dunkin (Chairman of the committee), R. Gene Morris, Robert J. DeArmond, James D. Coleman and Larry L. Parducci.

    	Bancorp does not maintain a standing Examination committee. Reports of examinations, regulatory or otherwise are reviewed with the entire Board of Directors. Bancorp's subsidiary bank, Valley of the Rogue Bank, maintains a standing Examination committee which during 1996 consisted of directors Lawrence S. Horton (Chairman of the committee), Robert J. DeArmond, R. Gene Morris and Gary Lundberg.

     	The Bank also maintains two standing Loan committees. These committees review and approve extensions of credit when the borrowers total indebtedness to the Bank is in excess of $200,000. The committees meet on an as needed basis. All nine of Bancorp's directors serve on one of the Banks two loan committees.

     	Compensation of Directors

      	No fees are paid to Directors of Bancorp other than as Directors of the subsidiary bank. Each non-employee Director of Valley of the Rogue Bank received a fee of $625.00 per month during 1996. R. Gene Morris received $675.00 per month. During 1996, Bancorp and Bank officers who also served as Directors received no additional fees. Effective January 1, 1997, monthly fees paid to non-employee directors were increased to $750.00 ($800.00 for the chairman). Directors also participate in a Non-Discretionary Stock Option Plan approved by Bancorp's shareholders in 1991 and amended in 1994. The Plan provides for granting of options to Directors on an annual basis. The number of shares granted to the Directors is determined by dividing the total compensation paid each Director during the year, by the most recent year end book value per share. Grants are made in January of each year, based on the preceding years compensation and service. Directors are required to serve for one full calendar year before becoming eligible to participate in the plan.

Other Business
    	The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

    	At the Meeting, management will report on Bancorp's business and shareholders will have the opportunity to ask questions.

               PROXIES AND VOTING AT THE ANNUAL MEETING

    	A majority of the outstanding common stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only shareholders of record of Bancorp's Common

Stock as of the close of business on March 1, 1997, the record date for the Annual Meeting, will be entitled to vote. As of that date, there were 3,578,374 shares outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.

     If a proxy in the accompanying form is signed and returned, the shares represented will be voted at the Annual Meeting. Proxies will be voted in accordance with the instructions thereon, but if no directions are given, proxies will be voted FOR the election of the nominees identified in this Proxy Statement.

     Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised by affirmatively electing to vote in person at the Annual Meeting or by filing with Bancorp at the address shown above either an instrument of revocation or a duly executed proxy bearing a later date. However, a shareholder who attends the Annual Meeting need not revoke his or her proxy and vote in person unless he or she wishes to do so.

    	Shareholders who do not vote in person or who have not submitted a proxy, including broker non-votes, will be considered abstentions and may not be counted toward a quorum or in favor of any proposition. Proxies will be counted by representatives of Valley of the Rogue Bank as the transfer agent for VRB Bancorp.

     The cost of this Proxy solicitation will be borne by Bancorp. Bancorp does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies. In addition to solicitation of proxies by mail, Bancorp may also use its officers and regular employees or officers and employees of its subsidiary, Valley of the Rogue Bank, to solicit proxies from shareholders, either in person or by telephone, fax, or letter, without extra compensation.

                         STOCK PERFORMANCE GRAPH

     The chart, shown on the facing page, compares the yearly percentage change in the cumulative shareholder return on Bancorp's common stock during the five fiscal years ended December 31, 1996, with (i) the Total Return Index for The NASDAQ Stock Market (U.S. Companies) as reported by the Center for Research in Securities Prices and (ii) the Total Return Index for NASDAQ Bank Stocks as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1991, in Bancorp's Common Stock, and the comparison groups, and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends. VRB Bancorp stock is not currently quoted on NASDAQ and its trading activity during the last five years has been limited. For purposes of computing return information for the periods being compared, Bancorp has used price information for trades that were reported to it.

               EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHICS


                                                        PERIOD ENDING
                           12/31/91    12/31/92    12/31/93    12/31/94    12/31/95    12/31/96

VRB Bancorp                 100.00      110.80      174.90      248.80      263.70      362.10
Nasdaq Stock Market (US)    100.00      116.40      133.60      130.60      184.70      227.20
Nasdaq Bank Stocks          100.00      145.60      166.00      165.40      246.30      325.60


            SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth the shares of Common Stock of Bancorp beneficially owned as of March 1, 1997 by each Director, each executive officer, and the Directors and executive officers as a group. As of that date, Bancorp is not aware of any person who owns more than 5 percent of its shares either beneficially or of record, except as set forth below.


                                Common Stock
Name of Beneficial Owner     Beneficially Owned(1)       Percent of Class

James D. Coleman           53,111 shares (2) (3)         1.47%

John O. Dunkin             21,827 shares (3) (4) (5)     Less than 1%

Michael Donovan              None

April Sevcik                  391 shares                 Less than 1%

Gary A. Lundberg            5,678 shares (2)(3)          Less than 1%

Robert J. DeArmond         52,003 shares                 1.45%

Larry L. Parducci           5,561 shares (2)             Less than 1%

Tom Anderson              127,170 shares (2)(3)(6)(7)    3.53%

Virgil N. Syverson        113,547 shares (3)(6)          2.79%

William Haden              83,575 shares (3)(6)(8)       2.33%

Brad Copeland                None

All Directors and         289,924 sharoes (1)-(8)        8.10%
Executive Officers as a
Group

(1) Shares held directly with sole voting and sole investment power, unless otherwise indicated.

(2) These figures include the following shares owned jointly by the spouses of James D. Coleman (27,553), Gary A. Lundberg (2,433), Larry
     L. Parducci (4,060), Tom Anderson (2,608)

(3) These figures include stock options which are currently exercisable by James D. Coleman, 5,812 shares, John O. Dunkin, 8,617 shares,
     Gary A. Lundberg, 3,245 shares, Tom Anderson, 973 shares, Virgil N.
     Syverson, 7,660 shares.

(4) These figures include shares owned by John O. Dunkin as Custodian for his minor child (3,312).
(5) These figures include shares owned by John O. Dunkin in the name of JCLS Ltd. Partnership. Mr. Dunkin is the general partner. His children are limited partners.


(6)   Includes 80,983 shares held by Valley of the Rogue Bank Employees 401(k)
      Profit Sharing Plan for the benefit of all participants, of which this person is a trustee.

(7)  Includes 42,606 shares held by Valley of the Rogue Bank Employees 401(k)
     Profit Sharing Plan, in a segregated self directed account for the benefit of Tom Anderson.

(8)  Includes 2,592 shares held by Valley of the Rogue Bank Employees (401(k)
     Profit Sharing Plan, in a segregated self directed account for the benefit of William Haden.



                           EXECUTIVE OFFICERS

     The persons listed below are the executive officers of Bancorp, and those of its subsidiary bank, Valley of the Rogue Bank.

William A. Haden, age 48. Mr. Haden has served as President and Chief Executive Officer of VRB Bancorp and President and Chief Executive Officer of Valley of the Rogue Bank since January 1996. He served as Senior Vice President of Valley of the Rogue Bank between 1996 and July 1993, when he joined the Bank. Previous to joining Valley of the Rogue Bank, Mr. Haden served as President of Family Bank of Commerce, from 1985 until its merger into Valley of the Rogue Bank in 1993. Mr. Haden served as Senior Vice President and Credit Administrator for Family Bank of Commerce from 1981 until 1985. Previous to joining Family Bank of Commerce, Mr. Haden held various lending positions with First Interstate Bank of Oregon.

Tom Anderson, age 46. Mr. Anderson has served as Executive Vice President and Secretary of VRB Bancorp and Executive Vice President and Chief Operating Officer of Valley of the Rogue Bank since January 1996. He served as Senior Vice President & Cashier of Bancorp's subsidiary bank, Valley of the Rogue Bank from 1983 to 1996, and as Vice President and Cashier of Valley of the Rogue Bank from 1979 to 1983. Prior to 1979, Mr. Anderson served in Cashier and Assistant Cashier positions with Valley of the Rogue Bank. Prior to joining Valley of the Rogue Bank in 1977, Mr. Anderson was employed with Bank of America (1972 to 1977).

Virgil Syverson, age 64. Mr. Syverson has served as Senior Vice President of VRB Bancorp since January 1996. He has served as Senior Vice President and Credit Administrator of Bancorp's subsidiary bank, Valley of the Rogue Bank since July 1993. Previous to joining Valley of the Rogue Bank in 1989, Mr. Syverson served in various lending and management positions with The Oregon Bank and Security Bank, between 1965 and 1989.

Brad Copeland, age 48. Mr. Copeland was hired in 1996 and has served as Senior Vice President of Valley of the Rogue Bank since his employment. Prior to joining Valley of the Rogue Bank he served as Senior Vice President and Senior Credit Officer for Bank of America Alaska (1987 to 1996). Previous to his employment with Bank of America Alaska, Mr. Copeland served in various lending and management positions within the banking industry (1972 to 1987). Mr. Copeland was hired to fill the vacancy which will be created by the retirement of Virgil Syverson, Senior Vice President and Credit Administrator, which is expected to occur in July 1, 1997.

     The officers are elected by the Board of Bancorp or the Bank to serve until the next annual meeting of the Boards of Directors or until their successors are elected and qualified, subject to prior death, resignation or removal. The terms of the current officers expire at the annual meetings of the Board of Directors which are scheduled to follow immediately after the Annual Meeting of Shareholders.

                        EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation paid or to be paid by Bancorp or any subsidiary, as well as certain other compensation paid or accrued, during the years ended December 31, 1996, 1995 and 1994, to William A. Haden, Bancorp's President & Chief Executive Officer and Valley of the Rogue Bank's President and Chief Executive Officer, Tom Anderson, Bancorp's Executive Vice President and Secretary and Valley of the Rogue Bank's Executive Vice President & Chief Operating Officer, Virgil N. Syverson, Bancorp's Senior Vice President and Valley of the Rogue Bank's Senior Vice President & Credit Administrator and Brad Copeland, Valley of the Rogue Bank's Senior Vice President, for services rendered in all capacities. No other Director or executive officer of Bancorp received salary and bonuses during the year ended December 31, 1996 in excess of $100,000.



                                             Summary Compensation Table

                                                                                        Long-Term Compensation

                                                 Annual Compensation                    Awards              Payout

                                                                Other Annual    Restricted    Securities    LTIP    All other
Name and Principal Position    Year    Salary(1)    Bonus(2)    Compensation    Stock         Underlying    Payout  Compensation

William A. Haden               1996    90,000.00    67,500.00                   none          none          none    16,050.00 (5)
    President & Chief          1995    80,000.00    66,524.00       (3)                                             12,884.82 (5)
    Executive Officer          1994    80,000.00    48,719.00                                                       11,519.50 (5)


Tom Anderson                   1996    90,000.00    67,500.00                   none          none          none    15,111.00 (6)
    Executive Vice President   1995    85,000.00    70,675.00       (3)                                             14,383.16 (6)
    and Chief Operating        1994    85,000.00    51,760.00                                                       13,209.80 (6)
    Officer

Virgil N. Syverson             1996    80,000.00    60,000.00                   none          none          none    32,292.40 (7)
    Sr. Vice President and     1995    80,000.00    66,524.00       (3)                                             30,518.39
    Credit Administrator       1994    80,000.00    48,719.00                                                       27,936.64 (7)

Brad Copeland                  1996    14,598.03    none                        none          none          none    none
    Sr. Vice President         1995    none         none            (3)
                               1994    none         none


(1) Salary includes amounts contributed by the identified executive officer to Bancorp's subsidiary bank's 401(k) Employee Profit Sharing Plan .

(2) Includes bonuses paid or to be paid during the subsequent year but attributable to the year indicated.

(3) Perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10 percent of total annual salary and bonus for the named executive officer for any of the periods indicated.

(4) Options to acquire shares of Common Stock, as adjusted for subsequent stock dividends and stock splits.

(5) Includes life insurance premiums (1996 only) of $1,050 for $375,000 face amount insurance above company group insurance and the balance the company's contribution to match employees' salary deferral under Bancorp's subsidiary bank's 401(k) Profit Sharing Plan.

(6) Includes life insurance premiums ($511 for 1996 and $711 for 1995 and 1994) for $375,000 face amount insurance above company group coverage and the balance, the company's contribution to match employees salary deferral under Bancorp's subsidiary bank's 401(k) Profit Sharing Plan.

(7) Includes $17,640 (1994, 1995 and 1996) expensed by the company to fund supplemental retirement plan and the balance the company's contribution to match employee's salary deferral under Bancorp's subsidiary bank's
    401(k) Employee Profit Sharing Plan.


      REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The non-employee members of the Board of Directors and the Compensation committee of Valley of the Rogue Bank are responsible for establishing and administering the company's executive compensation program.

Compensation Philosophy and Objectives
     The philosophy underlying the development and administration of Bancorp's compensation plan is the alignment of the interests of executive management with those of the shareholders. Key elements of this philosophy are:

     Set base compensation at a level to attract competent executives.

     Establish incentive compensation plans which deliver bonuses based on the financial performance of the company.

     Provide significant equity based incentives for executives to ensure they are motivated over the long term to respond to the company's business challenges and opportunities, as owners rather than just employees.

     The objective in determining base salaries for executives is to set levels that are competitive and commensurate with the level of responsibility assumed. In January of 1996 the Board of Directors increased the annual base compensation of executive officers Haden and Anderson to $90,000, based on their performance and assumption of additional responsibilities. Bancorp's Incentive based Bonus Plan is the vehicle by which executives can earn additional compensation depending on the financial performance of the company.

      Bancorp's long term incentive program consists of the 1991 Non-Qualified Stock Option Plan, which was amended in 1994. Grants are made at the discretion of the Board of Directors and awarded to individual executives, thereby providing additional incentive for executives to build shareholder value. Executives receive value from these options when Bancorp's stock appreciates over the long term.

Compensation Committee Members
      John O. Dunkin (chairman)
     	Robert J. DeArmond
     	James D. Coleman
     	Larry L. Parducci
     	R. Gene Morris

             DESCRIPTION OF COMPENSATION PLANS AND AGREEMENTS

Incentive Based Bonus Plan
     The company's Incentive based Bonus Plan for executive officers provides for establishment of a pool of funds equal to eleven and one quarter (11.25) percent of net profits in excess of a one (1) percent return on average assets. The pool is limited to no more than seventy five percent of the executive officers annual base salary. The pool is then divided between the executive officers on a pro-rata basis, based on base salary compensation paid during the preceding year. The executive must be employed at the time the pool is distributed in order to participate. Distribution normally occurs during the first quarter of each year. The Board reserves the right to modify or terminate the plan at its discretion.

    	For the year ending December 31, 1996 profits generated by Bancorp amounted to $3,251,270. These earnings equaled a return on average assets of 1.99% and a return on average shareholder equity of 17.26%. Based on the performance of the company and the Incentive based Bonus Plan in place for 1996, a bonus pool of $195,000 was established for payment of bonus' to executive officers. Considering this performance, the Board awarded incentive bonus payments to, Mr. Haden, Mr. Anderson and Mr. Syverson in the amounts of $67,500, $67,500, and $60,000 respectively. These payments were awarded during February 1997.

Employment and Change of Control Agreements
    	VRB Bancorp and it's subsidiary Valley of the Rogue Bank have entered into special agreements with certain executive officers. These agreements are intended to help ensure that the executive remains in the employ of the Bank.

    	The Bank entered into an agreement with President and Chief Executive Officer, William Haden, effective January 10, 1996, to provide at its expense a term life insurance policy on Mr. Haden's life in the amount of $350,000, through the year 2002 and at $150,000 thereafter. The ownership and right to name the beneficiary under the policy is reserved to Mr. Haden. The cost of providing this policy is estimated to be less than $1,000 during 1996. The policy was not in place during 1995.

     The agreement with Mr. Haden additionally provides for a "change in control" payment equal to his base salary plus any cash bonuses or other compensation paid to or for his benefit, during the fiscal year preceding the change in control. Further, if Mr. Haden leaves the Bank following a change in control, the Bank will, at it's expense, provide COBRA benefits to Mr. Haden for no longer than eighteen (18) months following a change in control, provided he is eligible for such benefits.

     Valley of the Rogue Bank also entered into a supplemental retirement agreement with Senior Vice President Virgil Syverson on April 10, 1992, which was amended on April 24, 1996. The amended agreement provides for payments of $20,000 per year, for a period of ten (10) years, upon Mr. Syverson's retirement. The agreement prohibits Mr. Syverson from competing with the Bank during the time he is receiving payments. Mr. Syverson will be fully vested and entitled to receive the full benefit if he retires on July 1, 1997 or later. Mr. Syverson would also be fully vested if a change in control of the ownership of VRB Bancorp occurred prior to Ju1y 1, 1997.

     The above referenced supplemental program is self funded by the Bank through the setting aside of funds into a bank controlled deposit account. During 1996, 1995 and 1994, the Bank recorded expenses of $28,000, $17,640, $17,640 respectively.

     Additionally, the Bank entered into an agreement with Mr. Syverson on April 24, 1996 in which Mr. Syverson agrees to provide consulting services to the Bank, at the Bank's request following his retirement. Mr. Syverson's compensation for the consulting services will be based on a predetermined hourly rate for actual hours worked.

     In January 1990 the Bank entered into a special termination agreement with Senior Vice President, Virgil Syverson. The special agreement provides that should Mr. Syverson's employment terminate within one (1) year after a Change in Control, the Bank or it's successor, would pay him an amount equal to six month's salary.

     The Bank entered into an agreement with Executive Vice President Tom Anderson , on April 10, 1992, to provide at its expense a term life insurance policy on Mr. Anderson's life in the amount of $350,000, through the year 2002, and at $150,000 thereafter. The ownership and right to name
the beneficiary under said policy is reserved to Mr. Anderson.    The Bank
has also provided an additional policy for $25,000 of death benefits on Mr. Anderson's life. The premiums paid by the Bank, are included as taxable compensation income to Mr. Anderson and are reported as such. The cost of providing these additional two policies was less than $1,000 during 1996. This benefit is in addition to group life insurance provided to all employees.

     The April 10, 1992 agreement with Mr. Anderson additionally provides for a "change in control" payment equal to his base salary plus any cash bonuses or other compensation paid to or for his benefit, during the fiscal year preceding the Change in Control. Further, if Mr. Anderson leaves the bank following a Change in Control, the Bank will, at it's expense, provide

COBRA benefits to Mr. Anderson for no longer than eighteen (18) months following a change in control, provided he is eligible for such benefits.

     On May 1, 1996 the Bank entered into an employment agreement with Senior Vice President, Brad Copeland. The agreement provided for the employment of Mr. Copeland in an executive management position effective no later than January 1, 1997. The agreement addresses base salary and
participation in the Company's Incentive based compensation program   The
agreement also provided for the granting on January 1, 1997 of options to purchase 5,000 shares of VRB Bancorp securities at a price equal to the market price at the time of grant. The options will vest over a ten year period with no vesting prior to January 1, 2000.

Profit Sharing Plan
     Bancorp does not maintain a qualified retirement or profit sharing plan for its employees. Bancorp's subsidiary bank, Valley of the Rogue Bank adopted effective January 1, 1982 a profit sharing plan (the "Plan") which is qualified for special tax treatment under Section 401(k) of the Internal Revenue Code in replacement of prior plans. All of the Executive Officers of Bancorp are eligible to participate in the Plan on the same basis as other employees. Under the Plan, eligible employees are permitted to make elective contributions by salary reductions for a portion of their compensation. The Bank will match two hundred (200) percent of an employee's elective contribution up to a maximum Bank contribution level of ten (10) percent of the participant's compensation.

     Employee elective contributions in the Plan are 100 percent vested at all times. Matching contributions under the Plan vest on a schedule of ten
(10) percent each of the first four years and twenty (20) percent per year thereafter, becoming fully vested in seven (7) years. As a result of the tax qualification of the Plan, employees are not subject to federal income taxation on either employee elective contributions or any employer contributions until those amounts are distributed from the Plan, although Bancorp continues to receive a compensation expense deduction for compensation paid.

                          STOCK OPTION PLANS

     Bancorp has two non-qualified stock option plans which were approved by the shareholders during 1991, and amended in 1994. The plans reserved an aggregate of 362,746 shares of Bancorp's unissued common stock for possible grants to employees and non-employee directors. The purchase price of the optioned shares is equal to not less than the book value of a share of stock as of the end of the most recently completed fiscal year. Options granted are exercisable for ten years from the date of grant, with shares fully vested after six months for directors and up to a ten year period for employees.

      The purposes of these plans are to advance the interests of VRB Bancorp and its shareholders by enabling the company to attract and retain the services of people with training, experience and ability to serve as outside directors and employees, and to provide additional incentive to key employees and directors of the company by giving them an opportunity to participate in the ownership and growth of Bancorp.

     During 1996, 7,000 options were granted or contractually committed to employees for the purchase of Bancorp shares under the 1991 Non-Qualified Stock Option Plan for Employees. As part of his employment agreement Mr. Copeland will be granted options to purchase 5,000 shares at $12.25 per share (the market value as of January 1, 1997), with a vesting period of ten years. The grant to Mr. Copeland is dated January 1, 1997 and was contractually committed in an agreement dated May 1, 1996. The grant to Mr. Copeland represented 71.4 percent of the total grants awarded during 1996 to employees. No other grants were awarded to any of the executive officers.

     7,087 (10,630 when adjusted for the 1996 stock dividend) options were awarded to directors in January of 1996, as authorized by the 1991 Non-Discretionary Stock Option Plan for Non-Employee Directors.

     The following charts reflect (i) options granted to executive officers during the last fiscal year and (ii) options exercised in the last fiscal year and the value of options exercised and unexercised at December 31, 1996.




                   Option Grants in Last Fiscal Year

                                                                                                         Potential Realizable Value
                                                                                                         at Assumed Annual Rates of
                                                                                                         Stock Price Appreciation
                                                                                                         of Option Term (2)

                     Number of
                    Securities        % of Total                             Market
                    Underlying     Options Granted                           Price on
                      Options      to Employees in    Exercise or Base       Date of     Expiration
                    Granted(1)        Fiscal Year     Price ($/Share) (1)    Grant (1)      Date          0%      5%      10%
Name

William A. Haden      None              None               None               None          None         None    None    None

Tom Anderson          None              None               None               None          None         None    None    None

Virgil N. Syverson    None              None               None               None          None         None    None    None

Brad Copeland         None              None               None               None          None         None    None    None

(1)  Adjusted to reflect  subsequent stock dividends and splits.

(2) The potential realizable value portion of the foregoing table illustrates values that might be realized upon exercise of the options immediately prior to the expiration of their term based upon the assumed compounded rates of appreciation in the value of the company's common stock as specified in the table over the term of the options.
     These amounts do not take into account provisions of the options providing for termination of the option following termination of employment or non-transferability.


            Aggregated Option Exercises in Last Fiscal Year
                and Fiscal Year-End Stock Option Values


                                                        Number of Unexercised     Value of Unexercised
                                                        Securities Underlying         In-the-Money
                                                          Options at FY-End       Options at FY-End ($) (1)

                     Shares
                  Acquired on                                Exercisable/            Exercisable/
   Name           Exercise (#)      Value Realized ($)     Unexercisable (2)       Unexercisable (2)

                                                                None                    None
William A Haden       None                 None                18,720                $148,800

                                                                None                    None
Tom Anderson         12,270 (2)          $80,170                2,920                $18,367

                                                                4,740                $45,747
Virgil N. Syverson   13,950 (2)          $87,388                2,920                $18,370

                                                                None                    None
Brad Copeland         None                 None                 None                    None

(1)  On  December 31, 1996 the market price of Bancorp's Common Stock was
     $12.25 per share. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

(2)  Adjusted to reflect subsequent stock dividends and splits.


                        TRANSACTIONS WITH MANAGEMENT

     Various Directors and executive officers are customers of and have had banking transactions with Bancorp's subsidiary, Valley of the Rogue Bank, in the ordinary course of business, and the Bank expects to have such transactions in the future. All loans and commitments to loan included in such transactions were made in compliance with applicable laws, on substantially the same terms (including interest rate and collateral) as those prevailing at the time for comparable transactions with other persons and, in the opinion of management of the Bank, do not involve more than the normal risk of collectibility or present any other unfavorable features.
The amount of loans outstanding to directors, executive officers, and companies with which they are associated was $1,447,209 at December 31, 1996.




                               AUDITORS

     Moss Adams, independent Certified Public Accountants, audited the consolidated financial statements of Bancorp for the year ended December 31, 1996. The Board of Directors of Bancorp has not selected auditors for the current year. Representatives of Moss Adams are expected to be present at the shareholder's annual meeting, will be given the opportunity to make a statement, and will be available to respond to any appropriate questions. However management has been advised that representatives of Moss Adams do not plan to make a statement.



              Compliance With Section 16 Filing Requirements

     Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), requires that all executive officers and directors of the Company and all persons who beneficially own more than 10 percent of the Company's Common Stock file an initial report of their ownership of the Company's securities on Form 3 and report changes in their ownership of the Company's securities on Form 4 or Form 5. These filings must be made with the Securities and Exchange Commission with a copy sent to the Company.


     Based solely upon the Company's review of the copies of the filings that it received with respect to the fiscal year ended December 31, 1996, the Company believes that, other than as stated above, all reporting persons made all required Section 16 filings with respect to such fiscal year on a timely basis.




                  Information Available to Shareholders

     VRB Bancorp's Annual Report is being mailed to shareholders with this Proxy Statement. Additional copies of Bancorp's Annual Report and Form 10K, which is expected to be filed with the Securities and Exchange Commission prior to April 1, 1997, may be obtained without charge by writing to Tom Anderson, Executive Vice President and Secretary of VRB Bancorp, at P.O. Box 1046, Rogue River, Oregon 97537.

                       PROPOSALS OF SHAREHOLDERS

	Proposals of shareholders intended to be presented at the 1998 Annual Shareholder's Meeting must be received by the Secretary of Bancorp prior to November 1, 1997, for inclusion in the 1998 Proxy Statement and form of proxy.



March 8, 1997		                	BY ORDER OF THE BOARD OF DIRECTORS

                                 			Tom Anderson
                               					Executive Vice President
                               					Secretary

                      Annual Meeting of Shareholders
                              April 30, 1997

                               VRB BANCORP
                             110 Pine Street
                          Rogue River, OR 97537

                               PROXY
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned shareholder of VRB Bancorp (the "Corporation") hereby constitutes and appoints William A. Haden and R. Gene Morris and each of them with power of substitution, attorneys and proxies to vote all of the shares of common stock of the Corporation held of record by the undersigned shareholder on March 1, 1997, at the Annual Meeting of Shareholders to be held on April 30, 1997, at 2:00 P.M., and at any adjournments, as follows:

1.  Election of Directors.

    [  ] FOR all nominees listed       [  ] WITHHOLD AUTHORITY to vote
         below (except as marked            for all nominees listed below
         to the contrary below)

(INSTRUCTIONS: To withhold authority to vote for any individual, strike a line through the nominee's name.)

     Nominees are:


        William A. Haden               Larry Parducci
        John O. Dunkin                 Gary Lundberg
        April Sevcik                   Michael Donovan
        Robert J. DeArmond             James D. Coleman
        Tom Anderson

2. Other Matters. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES. The proxies may vote in their discretion as to other matters which may come before the meeting.

     The undersigned shareholder hereby acknowledges receipt of VRB Bancorp's 1996 Annual Report, and VRB Bancorp's Proxy Statement dated March 8, 1997.

Dated:  ______________________


________________________________

_____________________________________
(Signature(s) of Shareholder(s)

Please sign exactly as your name appears.
When shares are held by joint tenants,
both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title.